UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 24, 2022

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2022, American States Utility Services, Inc. (“ASUS”) announced to its employees the appointment of new hire Christopher H. Connor to the position of Senior Vice President of ASUS effective February 28, 2022. ASUS is a wholly owned subsidiary of American States Water Company (“AWR” or “the Company”). Prior to joining ASUS, Mr. Connor has served since 2016 in a senior management role within Jacobs Engineering Group Inc. with responsibilities for business development, sales capture and sales training. Among other things, his responsibilities have included developing annual business plans, identifying and pursuing new markets and growth opportunities, and training sales professionals on the government acquisition process in order to successfully pursue and win large procurements across a range of government agencies (e.g., Department of Defense, Department of Energy, Missile Defense Agency, EPA, and NASA). Mr. Connor has worked for Jacobs since 2004. He is 51 years old.
In his new position, Mr. Connor’s base salary will be $375,000 per year, with a signing bonus of $40,000. Mr.  Connor is required to repay this signing bonus if his employment with ASUS terminates prior to the completion of one year of service. He will be required to repay one-half of this signing bonus if his employment with ASUS terminates prior to completion of two years of service. For 2022, he will also be eligible to receive a target aggregate bonus of 45% of his base salary under the terms of the Company’s Short-Term Incentive Program for officers assuming Board of Director approval of the program in March 2022. The payment of this bonus will be pro-rated based on the amount of time spent in the position during 2022. In addition, he will be granted time-vested restricted stock units (“RSUs”) and performance-based RSUs in 2022 with a total value of $117,753 under the Company’s Stock Incentive Program. The time-vested RSUs will be payable at the rate of 33%, 33% and 34% at the end of the first, second and third year anniversaries of the date of the grant, respectively, and the performance-based RSUs will vest at the rate of 33%, 33%, 34% on 12/31/2022, 12/31/2023 and 12/31/2024, respectively.
There is no arrangement or understanding between Mr. Connor and any other person pursuant to which he was appointed as Senior Vice President of ASUS. There is no family relationship between Mr. Connor and any other executive officer, employee or director of the Company or any of its subsidiaries. There has been no transaction or any currently proposed transaction, involving the Company or any of its subsidiaries in which Mr. Connor has a material interest or any other business relationship or transaction between the Company or any of its subsidiaries and Mr. Connor involving an amount exceeding $120,000.
This Form 8-K is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
February 24, 2022	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer